Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-215577 on Form F-3 of our report dated March 27, 2019, relating to the consolidated financial statements of Top Ships Inc. and subsidiaries appearing in this Annual Report on Form 20-F of Top Ships Inc. for the year ended December 31, 2018.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
March 27, 2019